LOAN AGREEMENT

Dec 23 , 2006

This Convertible Loan Agreement (this "Agreement") is made and entered into as of December 23, 2006 by and among Fresh Harvest Products, Inc. (hereafter "Fresh Harvest" or "Borrower"), a New Jersey corporation, located at 3163 Kennedy Blvd Jersey City, NJ 07306 and Margaret McMurrer, an individual (s) Lender (hereafter "Lender") located at 21 Old Wagon Rd ~~New Canaan, CT~~ Wilton, CT 06897 _______, with reference to the following facts:

Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, certain funds described below, all on the terms and conditions set forth below.

THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. **The Convertible Loan.** Upon satisfaction of the conditions set forth herein, and at the times and upon the terms indicated, Lender shall make a Convertible Loan to Borrower (the "Loan"). The Loan, and any interest due (pro rata) Lender, is convertible at the option of the Lender at any time during the Term of the Loan. Upon conversion of the Loan, Lender will receive the appropriate number of restricted common shares. Borrower shall file all necessary paperwork to make such shares unrestricted and free-trading common shares.

2. **Terms.** The Loan shall be in the aggregate total amount of ~~$15,000 (fifteen~~ $18,000 (eighteen thousand) thousand) dollars and shall be advanced to Borrower in a single increment: ~~$15,000 (fifteen~~ 18,000 (eighteen) thousand) Dollars within 5 (five) business days of the signing of this Agreement. The Loan shall bear interest of 10% (ten percent) per annum, shall have a Term of 24 (twenty four) months and be fully due and payable on December 23, 2008. The Loan shall be convertible into Fresh Harvest common shares at the price of $0.95 (ninety-five cents) per share. Stocks = 18,948

Commencing December 23, 2008, if the Lender does not convert the Loan, Borrower shall make one equal payment to Lender of principal in respect of the Loan in the amount of $15,000 (fifteen thousand) Dollars plus accrued interest.

The parties have executed this Agreement as of the date set forth above.

LENDER:

Margaret McMurrer (signature) Date 12/23/06
Margaret McMurrer

BORROWER:

Fresh Harvest Products, Inc.
By:

(signature) Date 12/27/06
Michael Jordan Friedman
Its: Chairman & Chief Executive Officer